As filed with the Securities and Exchange Commission on June 29, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2103460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

68 Jonspin Road

Wilmington, Massachusetts 01887

(978) 658-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald D. Croatti

President and Chief Executive Officer

UniFirst Corporation

68 Jonspin Road

Wilmington, Massachusetts 01887

(978) 658-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond C. Zemlin

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the registrant.

If the only securities being registered pursuant on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ( 333-134373

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐ __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.10 par value	300,000	$31.51	$9,453,000	$1,012.00

(1)

In addition to shares of the registrant’s Common Stock being registered hereunder, the registrant is also registering an indeterminable number of additional shares of the registrant’s Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares being offered.

(2)

The 300,000 shares of Common Stock being registered in this Registration Statement is in addition to the 4,300,000 shares of Common Stock registered pursuant to the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 22, 2006 (File No. 333-134373).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on June 22, 2006.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV of Form S-3. The contents of the Registration Statement on Form S-3 (File No. 333-134373) filed by UniFirst Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 22, 2006 pursuant to the Securities Act, which was declared effective by the Commission on June 13, 2006, is incorporated by reference into this Registration Statement.

The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on June 29, 2006), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 29, 2006.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wilmington, Massachusetts, on June 29, 2006.

UNIFIRST CORPORATION

By:	/s/ Ronald D. Croatti
Ronald D. Croatti President and Chief Executive Officer (Principal Executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Ronald D. Croatti________

Ronald D. Croatti

/s/ John B. Bartlett__________

John B. Bartlett

*________________________

Albert Cohen

*________________________

Phillip L. Cohen

*________________________

Robert F. Collings

*________________________

Cynthia Croatti

*________________________

Anthony F. DiFillippo

*________________________

Donald J. Evans

*________________________

Lawrence Pugh

President and Chief Executive Officer (Principal Executive Officer and Director)

Chief Financial Officer (Principal Financial Officer and

Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Director

June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006 June 29, 2006

_____________

* Pursuant to Power of Attorney

By:	/s/ Ronald D. Croatti
Ronald D. Croatti Attorney-in-fact

EXHIBIT INDEX

Number	Description

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-3 of UniFirst Corporation filed on May 22, 2006 (Registration No. 333-134373))

__________________

* Filed herewith.